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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 30, 1998, included in the 1998 Annual Report to Shareholders of STRATTEC SECURITY CORPORATION.

We also consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K into the Company's previously filed Registration Statement on Form S-8 (File No. 333-4300 and File No. 333-45221).



ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
September 9, 1998.